CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The General Partner and Unitholders
AllianceBernstein L.P.
AllianceBernstein Holding L.P.

We consent to the use in the Prospectus Supplement constituting part of this Post-Effective Amendment No. 16 to AXA Equitable Life Insurance Company's Registration Statement File No. 333-17669 on Form S-6 of our reports dated February 24, 2006, with respect to (i) the consolidated statement of financial condition of AllianceBernstein L.P. as of December 31, 2005, and the related consolidated statements of income, changes in partners' capital and comprehensive income and cash flows for each of the years in the two-year period ended December 31, 2005 and the December 31, 2005 financial statement schedule, and (ii) the statement of financial condition of AllianceBernstein Holding L.P. as of December 31, 2005, and the related statements of income, changes in partners' capital and comprehensive income and cash flows for each of the years in the two-year period ended December 31, 2005. We also consent to the reference of our firm as experts under the heading "Financial Statements," in the Prospectus Supplement.

/s/ KPMG LLP
New York, New York
April 24, 2007